Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Consolidated Financial Highlights” in the Prospectus and “Other Service Providers – Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated February 27, 2026, and each included in this Post-Effective Amendment No. 74 to the Registration Statement (Form N-1A, File No. 33-33530) of Morgan Stanley Europe Opportunity Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 24, 2025, with respect to the financial statements and financial highlights of Morgan Stanley Europe Opportunity Fund, Inc. included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2026